EXHIBIT 23.1



                               Arthur Andersen LLP










                    Consent of Independent Public Accountants




As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 (relating to Southern Company Capital Trust VI Preferred Securities, Southern Company Capital Trust VII Preferred Securities, Southern Company Capital Funding, Inc. Junior Subordinated Notes, Southern Company Capital Funding, Inc. Senior Notes, The Southern Company Preferred Securities Guarantees, The Southern Company Junior Subordinated Notes Guarantees, The Southern Company Senior Notes Guarantees) of our reports dated February 28, 2001 on the financial statements of The Southern Company and the related financial statement schedule included in The Southern Company's Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.



                                              /s/Arthur Andersen LLP


Atlanta, Georgia
July 11, 2001